Exhibit 23.1

December 23, 2002

Securities and Exchange Commission
450 5th Street NW
Mail Stop 7-6
Washington, DC 20549

We consent to incorporation by reference in Amendment No. 1 to the Registration Statement of Investors Real Estate Trust on Form S-3 of the following reports: (i) our audit report dated May 22, 2002, relating to the consolidated balance sheets of Investors Real Estate Trust as of April 30, 2002 and 2001 and related consolidated statements of operations, changes in shareholders equity, and cash flows for each of the years in the three-year period ended April 30, 2002 and related schedules, which report appears in the April 30, 2002 Annual Report on Form 10-K of Investors Real Estate Trust; (ii) our report dated December 12, 2002 (relating to the Historical Summary of Gross Income and Direct Operating Expenses of Garden View Medial Condominium for the year ended December 31, 2001), included in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on December 16, 2002; (iii) our report dated December 12, 2002 (relating to the Historical Summary of Gross Income and Direct Operating Expenses of Park Dental for the nine-months ended December 31, 2001), included in the Current Report on Form 8-K/A filed with the SEC on December 16, 2002; (iv) our report dated December 12, 2002 (relating to the Historical Summary of Gross Income and Direct Operating Expenses of Park Nicollet Clinic for the eleven-months ended December 31, 2001), included in the Current Report on Form 8-K/A filed with the SEC on December 16, 2002; and (v) our report dated December 12, 2002 (relating to the Historical Summary of Gross Income and Direct Operating Expenses of Abbott Northwestern Specialty Care Center for the one-month ended December 31, 2001), included in the Current Report on Form 8-K/A filed with the SEC on December 16, 2002. We also consent to the reference of our firm under the heading “Experts” in the prospectus, which is part of the Registration Statement.

/s/ Brady Martz & Associates, P.C. BRADY MARTZ & ASSOCIATES, P.C. Minot, North Dakota 58701